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                                                     December 27, 2002




The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

                  Re:      The Victory Portfolios
                           Post-Effective Amendment No. 66
                           File Nos. 33-8982; 811-4852
                           --------------------------------

Gentlemen:

      We  hereby   consent  to  the   reference   to  our  firm  as  counsel  in
Post-Effective Amendment No. 66 to Registration Statement No. 33-8982.

                                   Very truly yours,


                                   /s/ Kramer Levin Naftalis & Frankel LLP

                                  Kramer Levin Naftalis & Frankel LLP